                                                                    Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Evans Bancorp, Inc.:

We consent to the incorporation by reference in the Registration Statements (no. 333-106655) on Form S-8 and (no. 333-34347) on Form S-3D of Evans Bancorp, Inc. of our report dated January 23, 2004, with respect to the consolidated balance sheet of Evans Bancorp, Inc. and subsidiary as of December 31, 2003, and the related consolidated statements of income, stockholders' equity and cash flows for the year then ended, which report appears in the December 31, 2003 annual report on Form 10-K of Evans Bancorp, Inc.

/s/ KPMG LLP

March 18, 2004
Buffalo, New York

                                      107